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                                                                   Exhibit 10(b)







               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus in Post-Effective Amendment No. 16 to the Registration Statement (Form N-4, No. 33-15672) of John Hancock Variable Annuity Account V.

We also consent to the inclusion of our reports dated February 8, 2002 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account V and dated March 1, 2002 on the financial statements included in the Annual Report of the John Hancock Life Insurance Company for the year ended December 31, 2001.

                                                 /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2002